SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X] Filed by a Party other than the Registrant Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              LINCOLN INTERANTIONAL
                ________________________________________________
                (Name of Registrant as Specified in its Charter)


      ____________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:_______.
     (2) Aggregate number of securities to which  transaction  applies:________.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):_______.
     (4) Proposed maximum  aggregate value of  transaction:_____.
     (5) Total fee paid:_____.
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:______
     (2) Form, Schedule or Registration Statement No.:______.
     (3) Filing Party:
     (4) Date Filed:

                        LINCOLN INTERNATIONAL CORPORATION
                                 2211 GREENE WAY
                           LOUISVILLE, KENTUCKY 40220

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON THE 27TH DAY OF APRIL, 2004

         Notice is hereby given that the Annual Shareholders Meeting of Lincoln International Corporation will be held at 2211 Greene Way, Louisville, Kentucky 40220 on the 27th day of April, 2004, at 10:30am (Eastern Daylight Time) for the following purposes:

         1. Election of three directors of Lincoln International Corporation to hold office for one year and/or until successors shall have been duly elected and qualified.

         2. The ratification of the appointment of Carpenter, Mountjoy & Bressler as Lincoln International Corporation's accountants of record.

         The Board of Directors has fixed the 31st day of March, 2004, as the record date for determination of Shareholders entitled to notice of and to vote at the meeting.

         We look forward to seeing you at the meeting.

         Dated, this the 7th day of April, 2004.

                                                   Cordially,



                                                   Thurman L. Sisney

                              INFORMATION STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2004


This statement is furnished in connection with matters to be voted at the Annual Meeting of Shareholders of Lincoln International Corporation (the "Company") to be held at 10:30 a.m. on April 27, 2004 at the Company's offices at 2221 Greene Way, Louisville, Kentucky and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOUARE REQUESTED
                             NOT TO SEND US A PROXY.

                        VOTING SECURITIES AND RECORD DATE

The No Par Common Stock is the only outstanding class of securities. Holders of record at the close of business on March 31, 2004 are entitled to notice of this Annual Meeting and to vote at the meeting or any adjournment thereof. At the close of business on March 31, 2004, there were 2,609 shares of said No Par Common Stock issued, outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof on the record date to one vote at the meeting.

                        QUORUM AND PRINCIPAL SHAREHOLDERS

The presence, in person or by proxy, of the holders of a majority of the total of the outstanding shares is necessary to constitute a quorum at the Annual Meeting. Approval of all matters specified in the Notice of Annual Meeting (or any other business properly coming before the meeting) will require the affirmative vote of a majority of the shares present at the meeting.

The following table sets forth, as of March 31, 2004, the number of shares of the Company's voting securities beneficially owned by directors, by all beneficial owners of more than 5% of said voting securities, and by all directors of the Company as a group:



Directors, Executive                               Shares Owned
  Officers and 5%                                     as of          Percent
   Shareholders              Since       Age      March 30, 2004     of Class
   ------------              -----       ---      --------------     --------

Thurman L. Sisney,
President, Treasurer
and Director                 1994         57          607 (1)         23.26%

Richard Jay Frockt
Chairman of the Board
Secretary and Director       1997         59          507 (2)         19.43%

Janet Clark Frockt
Director                     1997         57          402 (2)         15.41%

Officers and Directors
as a Group                                          1,516             58.11%

(1) Mr. Sisney claims beneficial interest in 968 shares of the Company which includes 361 shares held by his wife, Sherleen S. Sisney.

(2) Richard Frockt, a Director of the Company, is the beneficiary of a tax-deferred annuity which, in turn, is the owner of all the outstanding capital stock of Salina Investment LTD, the record holder of 402 shares. Mr. Frockt also owns 105 shares directly. In addition, Janet Frockt, the wife of Richard Frockt and a Director of the Company, is the beneficiary of a tax-deferred annuity which, in turn, is the owner of all the capital stock of Pyramid Securities LTD, the record holder of 402 shares. Mr. Frockt disclaims any beneficial ownership interest in the shares to which Mrs. Frockt is the beneficiary. Mrs. Frockt disclaims any beneficial ownership interest in the shares to which Mr. Frock is the beneficiary. Further, the Ryan Jeffrey Frockt Trust, Sheldon Gilman, Trustee, is the owner of 200 shares of Lincoln common stock. Ryan Jeffrey Frockt is the legally emancipated son of Richard Jay Frockt and Janet Clark Frockt, both of whom disclaim any beneficial ownership in the shares to which Ryan Jeffrey Frockt is beneficiary.


BUSINESS HISTORY OF DIRECTORS

Thurman L. Sisney--Mr. Sisney is President of the Company. He has a masters degree in Business Administration and a law degree from the University of Louisville and has been in private practice since 1980. Mr. Sisney has served as general counsel to the Finance and Administration Cabinet as well as counsel and legislative liaison to the governor of Kentucky. He has also served as general counsel and Deputy Commissioner of the Department of Agriculture. Mr. Sisney is and has been active in numerous civic and charitable organizations. Mr. Sisney has been President of Lincoln since October of 1994.

Janet Clark Frockt--Ms. Clark Frockt has a B.A. in Dramatic Arts from the University of California at Santa Barbara. She has performed with the Wand'ring Minstrels Theatrical Group and Theatre A La Carte in Louisville, Kentucky. Ms. Frockt is also the author, Assistant Director and Producer of the film "Dominant Positions", an original screenplay filmed for PBS. Ms. Frockt and Mr. Frockt are husband and wife. Richard Jay Frockt--Mr. Frockt is Chairman of the Board of the Company. Mr. Frockt has a B.S. in History from Western Kentucky University and a juris doctorate from the University of Louisville Law School. He was a capital partner with the law firm Barnett and Alagia in Louisville until 1986, when he became the Chief Operating Officer of TMC Communications, a regional long distance telephone company in Santa Barbara, California. Mr. Frockt founded WCT Communications, Inc. in 1989. He served as Chairman of the Board and Chief Executive Officer of that company until 1995.

The Board of Directors of the Company does not have an audit committee or any director that qualifies as a financial expert. The Board of Director, when appropriate fulfills the same functions as would an audit committee. The Board of Directors does not believe it is necessary to add a financial expert as a director of the Company as the Company has following the close of the last fiscal year liquidated all of its operating assets and it is aware that its principal stockholders are currently attempting to structure a sale of control of the Company.

Mr. Sisney received $23,692 in salary in fiscal year 2003 plus medical and other miscellaneous benefits. The directors received no compensation for meetings. The Company has no outstanding equity based compensation plans, including stock option plans. No stock, options or other equity of the Company has been issued to any director or officer of the Company during the last two fiscal years and no option or other right to acquire securities of the Company are currently outstanding.

                               RECENT DEVELOPMENTS

DEVELOPMENTS DURING FISCAL 2003

On August 16, 2002, the CEO for Accounting USA, Mr. Brian W. McDonald, resigned to pursue other interests. Approximately one month after Mr. McDonald's departure one of the Company's Client Account Specialists resigned and concurrently ten (10) clients left with directions they were moving their business to a Company established by the departing operations employee, Ms. Suzanne Luckett. The Company filed a lawsuit against Ms. Luckett in October 2002, and subsequently on March 7, 2003 filed a Motion to Amend its Complaint to include another former operations employee by the name of Stephanie Colin. Following discovery, the Company amended its Complaint further and the court approved bringing in as Defendants Karen McDonald and Brian W. McDonald. Discovery indicated that Karen McDonald, Suzanne Luckett and Stephanie Colin formed an Indiana corporation by the name of Accounting Advantage, LLC to which approximately $200,000 worth of annualized revenue from clients of Accounting USA had been transferred. That lawsuit was settled on October 17, 2003 resulting in the extension of the Non-Compete Agreement with Mr. McDonald, foreclosure of Accounting Advantage from soliciting any current or former clients of Accounting USA, and Karen and Brian McDonald returning their 200 shares of common stock of the Company back to Lincoln to be retired.

On December 6, 2002, the Board of Directors held its only meeting of the 2003 fiscal year. All other actions taken by the Board of Directors were by written consent in lieu of a meeting.

On December 15, 2002, the Company entered into an agreement with Paychex, Inc. to sell its payroll operation. Pursuant to that sales agreement the Company received $45,379 in January 2003 and an additional $56,298 in August 2003. Through this process, the Company has developed a new strategic marketing relationship with Paychex, Inc. Since the completion of the sale, Paychex, Inc. sales employees have been actively referring their clients and sales prospects to Accounting USA and vice versa. The Company has also actively engaged in conversation with various accounting firms and other outsourced suppliers of administrative services in the Louisville Metro Area to form strategic alliances and/or joint business ventures.

On January 27th, 2003, the Company entered into an agreement with Kenneth Berryman to serve as President and CEO of the Company's Accounting USA division. Mr. Berryman has substantially reduced the Company's monthly cash losses and repositioned the Company to facilitate sales growth. As of September 1, 2003, Mr. Berryman was hired as a full-time employee of the Company continuing his duties as President and CEO of the Accounting USA division.

On July 28, 2003 the Company received notice that its long time accounting firm and auditor, Potter & Company was terminating its relationship effective immediately with Lincoln. On October 31, 2003, Lincoln engaged Carpenter, Mountjoy, & Bressler located at 2300 Waterfront Plaza, 325 West Main Street, Louisville, KY 40202-4244 as its new independent auditor.

DEVELOPMENTS FOLLOWING THE CLOSE OF FISCAL 2003

On August 22, 2003, the Company sold its last remaining commercial office rental property located in Louisville, Kentucky for $1,260,000. At the sale closing, the Company paid off its first and second mortgages against the property of $485,551 and $57,599, respectively. After closing fees, taxes and other adjustments, the Company received net proceeds of $637,664. It is expected that the Company will pay local taxes of approximately $14,000 related to this sale. The Company is expected to utilize a portion of its federal and state net operating loss carryforwards to offset the federal and state taxes related to this sale.

In January 2004, Lincoln transferred all of its assets relating to the Accounting USA business operations to a wholly-owned subsidiary, AUSA, Inc. Lincoln then distributed all of its shares of AUSA, Inc. stock to its shareholders. AUSA, Inc. is a private corporation and is not required to file reports with the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

                            MATTERS TO BE ACTED UPON

ELECTION OF DIRECTORS

Thurman L. Sisney, Richard Jay Frockt, and Janet Clark Frockt are proposed as directors of Lincoln International Corporation and to hold office for one year and/or until successors shall have been duly elected and qualified.

APPROVAL OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

It is recommended by the Board of Directors that the appointment of Carpenter, Mountjoy & Bressler as Lincoln International Corporation's accountants of record be approved by the shareholders.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. However, in the event that any other matters properly come before the 2004 Annual Meeting, such matters shall be acted upon accordingly.

                                  ANNUAL REPORT

The Annual Report of Lincoln International Corporation for the fiscal year ended July 31, 2003 was mailed to shareholders simultaneously with this Information Statement and shareholders are referred to said report for fiscal and other information concerning the Company's activities. However, the Annual Report and the Financial Statements are not to be deemed a part of the material contained in this Information Statement.

A copy of Lincoln International Corporation's Annual Report (Form 10-K) as filed with the Securities and Exchange Commission, including the Financial Statements and Schedules thereto, may be obtained by Shareholders without charge by writing to:

Mr. Richard Frockt
2211 Greene Way
Louisville, KY 40220

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     /s/RICHARD FROCKT
                                     -------------------------
                                     Richard Frockt, Secretary

                                     April 7, 2004